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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT
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                        LIVING CENTERS OF AMERICA, INC.
                        DIRECT AND INDIRECT SUBSIDIARIES
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                                                                   State/Country
                                                                    Incorporated
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Living Centers of America, Inc.                                               DE

Subsidiaries
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    Beaver Properties/Newco, Inc.                                             NC
    LC Management Company                                                     DE
    LCR, Inc.                                                                 DE
    LCA Insurance Co., Ltd.                                       Cayman Islands
    Living Centers Holding Company                                            DE
         Living Centers - Southeast, Inc.                                     NC
             Living Centers - Southeast Development Corporation               NC
             Brian Center Health & Retirement/Lawrenceville, Inc.             NC
             Brian Center Health & Retirement/Weber City, Inc.                NC
             Brian Center of Asheboro, Inc.                                   NC
             Brian Center Health & Retirement/Alleghany, Inc.                 NC
             Brian Center Health & Retirement/Bastian, Inc.                   NC
             Brian Center Nursing Care/Fincastle, Inc.                        NC
         Living Centers of Texas, Inc.                                        DE
             Devcon Holding Company                                           DE
         Living Centers - Rocky Mountain, Inc.                                NV
         Living Centers - East, Inc.                                          DE
         TOICA, Inc.                                                          DE
         Brian Center Health & Rehabilitation/Tampa, Inc.                     AL
         American Pharmaceutical Services, Inc.                               DE
             Driftwood Pharmacy Services, Inc.                                FL
             American Pharmaceutical Services of Georgia, LLC                 GA
             Mauch Care - Atlanta, Inc.                                       NC
             Allied Pharmacy Management, Inc.                                 TX
                 Nann-Dan Corporation                                         FL
                 Professional RX Systems, Inc.                                FL
                 APS Holding Company, Inc.                                    TN
         Progressive Care Centers of America, Inc.                            DE
         Brian Center Health & Retirement/Wallace, Inc.                       NC
         Brian Center Nursing Care/Powder Springs, Inc.                       NC
         Brian Center of Raleigh, Inc.                                        NC
         Brian Center Health & Retirement/St. Simons, Inc.                    NC
         Brian Center Nursing Care/Waynesville, Inc.                          NC
         Brian Center Health & Retirement/Wilson, Inc.                        NC
         Brian Center Nursing Care/Austell, Inc.                              NC
         Brian Center Nursing Care/Hickory, Inc.                              NC
         Health Care Investors, Inc.                                          NC
         Brian Center of Central Columbia, Inc.                               NC
         Brian Center Management Corporation                                  NC
         Med-Care Sales and Rentals, Inc.                                     NC
         American Rehabilitation Services, Inc.                               UT
             American Rehabilitation Management, Inc.                         TN
                 American Therapy Services, Inc.                              DE
                 Workhealth Healthcare Management, Inc.                       DE
                 Therapy Management Innovations, Inc.                         NV
                 Quest Rehab, LLC                                             UT
                 Med-Therapy Rehabilitation Services, Inc.                    NC
                     Med-Therapy Rehabilitation Services/Florida, Inc.        NC
                     NS&H, Inc.                                               DE
                 Rehability Health Services, Inc.                             TX
                     Gulf Coast Physical Therapy Group, Inc.                  MS
                          Metro Physical Therapy (51%)                        MS
                          Industrial Therapy Center (50%)                     MS
                     TheraCare Home Health Agency, Inc.                       TN
         Living Centers LTCP Development Company                              DE
             American Geriatric Management Service, Inc. (75%)                TX
         LCA Hospice Services Corporation                                     DE
             Heart of America Hospice, LLC (50%)                              KS
             Hospice Care of Louisiana, LLC (50%)                             LA
             Hospice Management Partners, LLC (66.7%)                         DE

         American Geriatric Management Services, Inc.                         DE
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